UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2006
Wellstone Filters, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28161	33-0619264

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Crown Boulevard, Timberlake, North Carolina	27583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      336-597-8300
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On May 17, 2006, Wellstone Filters, Inc. (the “Company”) received $250,000 from the Carlson Group, Ltd., pursuant to a promissory note (the “Note”), dated May 17, 2006. As set forth on the Company’s Current Reports on Form 8-K, dated January 31, 2006 and November 30, 2004, Carlson Group, Ltd. previously loaned the Company $500,000 on January 25, 2006 and $1,500,000 on November 28, 2004 pursuant to previously issued promissory notes that are currently outstanding. This Note is not associated with the prior promissory notes. See Item 2.03 below for further information.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     Pursuant to the Note, the Company borrowed the principal amount of $250,000, at an interest rate of 8% per annum, due in full on December 31, 2007. In addition to the stated interest rate, the Company shall also pay to the Lender an amount equal to the lesser of (a) $25,000 or (b) 3% of the net profits after taxes as of September 30, 2007, to be payable simultaneously with the principal and interest due on December 31, 2007. If a portion of the principal or interest is paid prior to December 31, 2007, the calculation of the additional amount shall be adjusted pro-rata. If the Company defaults on the Note when it is due, then the Lender, at its election, may declare the entire unpaid principal, and all accrued, but unpaid, interest immediately due and payable. In addition to the interest owed on the Note, the maximum additional amount that the Company shall pay is $25,000, and such amount, plus the accrued, but unpaid, interest is due at the maturity of the Note.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:
10.1          Promissory Note, dated May 17, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSTONE FILTERS, INC.
Date: May 23, 2006	By:	/s/ Learned Jeremiah Hand
		Name:	Learned Jeremiah Hand
		Title:	Chief Executive Officer